Exhibit 99.1

For Immediate Release

Beasley Broadcast Group Announces Reverse Stock Split

NAPLES, Fla., September 19, 2024 — Beasley Broadcast Group Inc. (Nasdaq: BBGI), a multi-platform media company (the “Company”), today announced that its Board of Directors (the “Board”) has approved a reverse stock split of its Class A Common Stock and Class B Common Stock (collectively, the “Common Stock”) at a ratio of 1-for-20. Stockholders previously approved the reverse stock split on August 26, 2024 and provided the Board with discretion to determine the final reverse stock split ratio.

The reverse stock split is being conducted to regain compliance with the $1.00 minimum bid price requirement for continued listing on the Nasdaq Capital Market (“Nasdaq”).

The reverse stock split is expected to become effective on September 23, 2024 (the“Effective Date”). Shares of the Company’s Class A Common Stock are expected to begin trading on a split-adjusted basis on Nasdaq on September 24, 2024. Shares of the Class A Common Stock will continue to trade under the symbol “BBGI” and the new CUSIP number will be 074014 200.

On the Effective Date, every 20 shares of the Company’s Class A Common Stock issued and outstanding will be automatically converted into one share of Class A Common Stock, and every 20 shares of the Company’s Class B Common Stock issued and outstanding will be automatically converted into one share of Class B Common Stock.

No fractional shares of Common Stock will be issued in connection with the reverse stock split. Holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the reverse stock split will receive cash in lieu of the fractional share equal to the closing sales price of the Class A Common Stock on the Effective Date.

The reverse stock split has no effect on the par value of the Company’s Common Stock or authorized shares of any class of Common Stock. Immediately after the reverse stock split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged, except for minor changes that will result from the treatment of fractional shares.

Equiniti Trust Company, LLC is acting as transfer and exchange agent for the reverse stock split. Registered stockholders who hold shares of Common Stock in book entry are not required to take any action to receive split-adjusted shares. Stockholders who own shares via a broker, bank, trust or other organization will have their positions automatically adjusted to reflect the reverse stock split, subject to such organization’s particular processes, and will not be required to take any action in connection with the reverse stock split. Registered stockholders of certificate(s) representing Common Stock prior to the Effective Date will receive a Letter of Transmittal from the exchange agent to trade in their certificate(s) for new certificate(s).

For more information on the reverse stock split, please refer to the Company’s definitive information statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 3, 2024, or the Company’s Current Report on Form 8-K filed on September 19, 2024.

For Immediate Release

About Beasley Broadcast Group

The Company is a multi-platform media company whose primary business is operating radio stations throughout the United States. The Company offers local and national advertisers integrated marketing solutions across audio, digital and event platforms. The Company owns and operates stations in the following markets: Atlanta, GA, Augusta, GA, Boston, MA, Charlotte, NC, Detroit, MI, Fayetteville, NC, Fort Myers-Naples, FL, Las Vegas, NV, Middlesex, NJ, Monmouth, NJ, Morristown, NJ, Philadelphia, PA, and Tampa-Saint Petersburg, FL. Approximately 20 million consumers listen to the Company’s radio stations weekly over-the-air, online and on smartphones and tablets, and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, Twitter, text, apps and email.

Contact

Joseph Jaffoni, Jennifer Neuman JCIR

(212) 835-8500

bbgi@jcir.com

Heidi Raphael, BBGI

(239) 263-5000

Forward-Looking Statements

This release contains “forward-looking statements” about the Company, which relate to future, not past, events. All statements other than statements of historical fact included in this release are forward-looking statements. These forward-looking statements are based on the current beliefs and expectations of the Company’s management and are subject to known and unknown risks and uncertainties. Words or expressions such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “may,” “will,” “plans,” “projects,” “could,” “should,” “would,” “seek,” “forecast,” or other similar expressions are intended to identify such forward-looking statements.

Forward-looking statements, by their nature, address matters that are, to different degrees, uncertain. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.

For Immediate Release

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements. Factors that could cause actual results or events to differ materially from these forward-looking statements include, but are not limited to: the Company’s ability to regain compliance with the $1.00 minimum bid price requirement for continued listing on Nasdaq; the timing and effectiveness of the reverse stock split; the continued listing of the Class A Common Stock on Nasdaq; the Company’s financial condition; and other risk factors as discussed in more detail in the Company’s filings with the SEC.

Although the Company believes the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company does not intend, and undertake no obligation, to update any forward-looking statement.